RCI Reports Strong 3Q18 Results

HOUSTON – August 9, 2018 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today announced strong results for the Fiscal 2018 third quarter ended June 30, 2018.

3Q18 vs. 3Q17

●	GAAP EPS of $0.55 per diluted share compared to $0.40, with non-GAAP* EPS of $0.58 compared to $0.47
●	3Q18 GAAP results included a $0.5 million pre-tax settlement of a lawsuit
●	Record total revenues of $42.6 million compared to $37.4 million on 44 units in both periods
●	Based on net cash provided by operating activities of $8.3 million, less maintenance capital expenditures of $0.6 million, free cash flow (FCF)* totaled $7.7 million compared to $6.6 million

FY18 Outlook

●	Year to date FCF totaled $20.6 million compared to $16.6 million in the comparable year-ago period
●	As a result, RCI expects to exceed its FY18 FCF target of $23 million

Conference Call Today at 4:30 PM ET

●	A conference call to discuss 3Q18 results, outlook and related matters will be held today at 4:30 PM ET
●	Live Participant Dial In: Toll Free at 877-407-9210 and International at 201-689-8049
●	To access the live webcast, slides or replay, visit: http://www.investorcalendar.com/event/36010
●	Phone replay: Toll Free at 877-481-4010 and International at 919-882-2331 (Passcode: 36010)

Meet Management Tonight at 6 PM ET

Eric Langan, President & CEO, invites investors to meet management at one of RCI’s top revenue generating clubs.

●	When: Tonight, 6:00 PM to 8:00 PM ET
●	Where: Rick’s Cabaret New York, 50 W. 33rd Street, New York, NY, between Fifth Avenue and Broadway
●	RSVP: With your contact information to gary.fishman@anreder.com

CEO Comment

“Fiscal 2018 continues to perform well with an impressive third quarter, which often begins our seasonally softer second half,” Mr. Langan said. “Instead, 3Q18 total revenues hit a quarterly record of $42.6 million, up 13.9% year over year with same-store sales growth of 5.0%.

“Nightclubs and Bombshells revenues and margins benefited from our improved portfolio of locations, increased customer counts, and a strong sports viewing line up. Nightclubs also benefited from a good economy, including revitalization of the Texas oil patch, while Bombshells operating leverage benefited from significantly higher sales volume.

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“Corporate overhead increased as anticipated due to expenses necessary to develop controls and automated reports for our new financial IT system. Occupancy costs fell as a percentage of revenues, and the effective tax rate declined due to the Tax Cuts and Jobs Act.

“The result is that non-GAAP EPS increased 23.9% to $0.58, and free cash flow grew 17.2% to $7.7 million for the quarter and 23.9% to $20.6 million year-to-date. As a result, we expect to exceed our $23 million FY18 FCF target.

Fiscal 2019 Plans

“We have four new Bombshells locations in development in Greater Houston, scheduled to open in late September 2018, December 2018, March 2019, and June 2019. That will bring our total number of Bombshells to 10—eight in the Houston area and one each in Dallas and Austin. As of June 30, 2018, their average annual unit volume totaled more than $4.5 million. At this rate, 10 units would create a $40 million to $50 million annualized business.

“With our Bombshells plan in place, our business development focus shifted in 3Q18 to acquiring more great gentlemen’s clubs at the right prices in the right markets. We are in active negotiations that look highly promising with club owners in several top metro markets. We calculate there are about 500 clubs with licenses, locations and management likely to meet our parameters for quality and profitability. Those are the type of clubs we want to acquire.

“And, as always, we will continue to adhere to our capital allocation strategy.”

3Q18 Analysis (comparisons to 3Q17, unless otherwise noted)

Total Revenues

●	Total revenues increased $5.2 million as all core revenue lines continued to grow. Beverage rose $2.2 million (up 14.1%), food $1.5 million (33.1%), and service $1.0 million (6.3%).
●	New units added $2.7 million. This reflected a full quarter of a Bombshells Restaurant & Bar on Highway 290 in Houston (opened in 4Q17), nearly a full quarter of a new Bombshells in the Houston suburb of Pearland (opened in early April), and the renamed Kappa Men’s Club, a well-known gentlemen’s club in Central Illinois (acquired late May).
●	Last year’s two major acquisitions, Scarlett’s Cabarets in St. Louis and Miami, which occurred during 3Q17, transitioned into same-store sales over the course of 3Q18.
●	Many locations, in particular, the six Bombshells sports bars in Texas, benefited from increased traffic created by the Houston Rockets playing in the NBA Western Conference Finals, and the champion Houston Astros’ start of the professional baseball season.

Operating Income & Margin

●	Operating income increased 20.4% to $9.5 million (22.3% of revenues) from $7.9 million (21.1% of revenues).
●	Other charges, net of $0.4 million consisted of a $0.5 million lawsuit settlement partially offset by a small gain on sale of a property.
●	On a non-GAAP basis, operating income increased 13.0% to $10.0 million (23.4% of revenues) from $8.8 million (23.6% of revenues).
●	As a percentage of revenues, gross profit margin increased 32 basis points to 86.2%.

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Nightclubs Segment

●	Sales increased 8.2% to $35.3 million from $32.6 million, with 38 units compared to 40.
●	Same-store sales increased 5.1%.
●	Operating income increased 19.0% to $12.6 million (35.7% of segment revenues) from $10.6 million (32.5% of segment revenues).
●	On a non-GAAP basis, operating income increased 12.9% to $13.0 million (36.8% of segment revenues) from $11.5 million (35.3% of segment revenues).

Bombshells Segment

●	Sales increased 54.4% to $7.1 million from $4.6 million, with 6 units compared to 4, reflecting a full quarter of Bombshells on busy Highway 290 in Houston and nearly a full quarter of our largest Bombshells location to date in the fast-growing Houston suburb of Pearland.
●	Same-store sales increased 4.1% as customers continue to be attracted to our military themed social dining concept with our Bombshells Girls, where you can have a great time and great food, watch the game, listen to music and hang out with friends or family.
●	Operating income increased 101.0% to $1.4 million (19.5% of segment revenues) compared to $0.7 million (15.0% of segment revenues).

Other Metrics

●	Cash and cash equivalents increased 5.4% to $13.2 million at June 30, 2018 from $12.5 million at March 31, 2018.
●	Occupancy costs (rent and interest expense as a percentage of total revenues) fell to 7.6% from 8.2%.
●	Adjusted EBITDA increased 13.6% to $11.9 million from $10.5 million.
●	Effective tax rate was 25.3% compared to 32.9%.
●	For the nine months ended June 30, 2018, based on net cash provided by operating activities of $22.4 million, less maintenance capital expenditures of $1.8 million, free cash flow (FCF) totaled $20.6 million compared to $16.6 million for the comparable FY18 period.
●	RCI’s FY18 FCF target of $23 million is based on estimated net cash provided by operating activities of approximately $25.5 million, less projected maintenance capex of approximately $2.5 million.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the company and helps management and investors gauge our ability to generate cash flow, excluding items that management believes are not representative of the ongoing business operations of the company, but are included in the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

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●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We exclude from non-GAAP operating income and non-GAAP operating margin amortization of intangibles, impairment of assets, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We exclude from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, impairment of assets, costs and charges related to debt refinancing, income tax expense (benefit), gains or losses on sale of assets, gain on insurance, and settlement of lawsuits, and include the non-GAAP provision for current and deferred income taxes, calculated at 26.5% and 33% effective tax rate of the pre-tax non-GAAP income before taxes for the three and nine months ended June 30, 2018 and 2017, respectively, because we believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We exclude from adjusted EBITDA depreciation expense, amortization of intangibles, income tax expense (benefit), net interest expense, impairment of assets, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits because we believe that adjusting for such items helps management and investors better understand operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

Notes

●	Unit counts above are at period end.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.
●	Planned opening dates are subject to change due to weather, which could affect construction schedules, and scheduling of final municipal inspections.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Miami, Charlotte, Dallas/Ft. Worth, Houston, Minneapolis, St. Louis and other markets operate under brand names, such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,				For the Nine Months Ended June 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$17,658	41.4%	$15,475	41.3%	$52,835	42.2%	$44,085	41.7%
Sales of food and merchandise	6,175	14.5%	4,641	12.4%	16,906	13.5%	13,201	12.5%
Service revenues	16,316	38.3%	15,350	41.0%	48,338	38.6%	42,995	40.7%
Other	2,485	5.8%	1,963	5.2%	6,993	5.6%	5,405	5.1%
Total revenues	42,634	100.0%	37,429	100.0%	125,072	100.0%	105,686	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	3,632	20.6%	3,255	21.0%	10,976	20.8%	9,603	21.8%
Food and merchandise sold	2,140	34.7%	1,952	42.1%	6,198	36.7%	5,356	40.6%
Service and other	94	0.5%	62	0.4%	173	0.3%	159	0.3%
Total cost of goods sold (exclusive of items shown below)	5,866	13.8%	5,269	14.1%	17,347	13.9%	15,118	14.3%
Salaries and wages	11,362	26.7%	9,902	26.5%	33,086	26.5%	29,271	27.7%
Selling, general and administrative	13,476	31.6%	11,767	31.4%	39,136	31.3%	33,569	31.8%
Depreciation and amortization	1,998	4.7%	1,710	4.6%	5,806	4.6%	4,936	4.7%
Other charges, net	440	1.0%	898	2.4%	2,834	2.3%	1,089	1.0%
Total operating expenses	33,142	77.7%	29,546	78.9%	98,209	78.5%	83,983	79.5%
Income from operations	9,492	22.3%	7,883	21.1%	26,863	21.5%	21,703	20.5%
Other income (expenses)
Interest expense	(2,308)	-5.4%	(2,205)	-5.9%	(7,493)	-6.0%	(6,132)	-5.8%
Interest income	52	0.1%	61	0.2%	187	0.1%	187	0.2%
Income before income taxes	7,236	17.0%	5,739	15.3%	19,557	15.6%	15,758	14.9%
Income tax expense (benefit)	1,829	4.3%	1,889	5.0%	(4,899)	-3.9%	5,247	5.0%
Net income	5,407	12.7%	3,850	10.3%	24,456	19.6%	10,511	9.9%
Net loss (income) attributable to noncontrolling interests	(18)	0.0%	(9)	0.0%	(71)	-0.1%	(13)	0.0%
Net income (loss) attributable to RCIHH common shareholders	$5,389	12.6%	$3,841	10.3%	$24,385	19.5%	$10,498	9.9%

Earnings per share
Basic	$0.55		$0.40		$2.51		$1.08
Diluted	$0.55		$0.40		$2.51		$1.08
Weighted average shares outstanding
Basic	9,719		9,719		9,719		9,735
Diluted	9,719		9,719		9,719		9,751

Dividends per share	$0.03		$0.03		$0.09		$0.09

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common shareholders	$5,389	$3,841	$24,385	$10,498
Income tax expense (benefit)	1,829	1,889	(4,899)	5,247
Interest expense, net	2,256	2,144	7,306	5,945
Settlement of lawsuits	474	222	1,274	303
Impairment of assets	-	1,411	1,550	1,411
Loss (gain) on sale of assets	(34)	(735)	30	(523)
Gain on insurance	-	-	(20)	-
Gain on settlement of patron tax	-	-	-	(102)
Depreciation and amortization	1,998	1,710	5,806	4,936
Adjusted EBITDA	$11,912	$10,482	$35,432	$27,715

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common shareholders	$5,389	$3,841	$24,385	$10,498
Amortization of intangibles	65	64	161	150
Income tax expense (benefit)	1,829	1,889	(4,899)	5,247
Settlement of lawsuits	474	222	1,274	303
Impairment of assets	-	1,411	1,550	1,411
Loss (gain) on sale of assets	(34)	(735)	30	(523)
Gain on insurance	-	-	(20)	-
Gain on settlement of patron tax	-	-	-	(102)
Costs and charges related to debt refinancing	-	-	827	-
Non-GAAP income tax benefit (expense)	(2,047)	(2,209)	(6,177)	(5,605)
Non-GAAP net income	$5,676	$4,483	$17,131	$11,379

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Fully diluted shares	9,719	9,719	9,719	9,751
GAAP diluted earnings per share	$0.55	$0.40	$2.51	$1.08
Amortization of intangibles	0.01	0.01	0.02	0.02
Income tax expense (benefit)	0.19	0.19	(0.50)	0.54
Settlement of lawsuits	0.05	0.02	0.13	0.03
Impairment of assets	-	0.15	0.16	0.14
Loss (gain) on sale of assets	(0.00)	(0.08)	0.00	(0.05)
Gain on insurance	-	-	(0.00)	-
Gain on settlement of patron tax	-	-	-	(0.01)
Costs and charges related to debt refinancing	-	-	0.09	-
Non-GAAP income tax benefit (expense)	(0.21)	(0.23)	(0.64)	(0.57)
Non-GAAP diluted earnings per share	$0.58	$0.47	$1.76	$1.17

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$9,492	$7,883	$26,863	$21,703
Amortization of intangibles	65	64	161	150
Settlement of lawsuits	474	222	1,274	303
Impairment of assets	-	1,411	1,550	1,411
Loss (gain) on sale of assets	(34)	(735)	30	(523)
Gain on insurance	-	-	(20)	-
Gain on settlement of patron tax	-	-	-	(102)
Non-GAAP operating income	$9,997	$8,845	$29,858	$22,942

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	22.3%	21.1%	21.5%	20.5%
Amortization of intangibles	0.2%	0.2%	0.1%	0.1%
Settlement of lawsuits	1.1%	0.6%	1.0%	0.3%
Impairment of assets	0.0%	3.8%	1.2%	1.3%
Loss (gain) on sale of assets	-0.1%	-2.0%	0.0%	-0.5%
Gain on insurance	0.0%	0.0%	0.0%	0.0%
Gain on settlement of patron tax	0.0%	0.0%	0.0%	-0.1%
Non-GAAP operating margin	23.4%	23.6%	23.9%	21.7%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow
Net cash provided by operating activities	$8,334	$6,867	$22,411	$17,897
Less: Maintenance capital expenditures	585	254	1,847	1,305
Free cash flow	$7,749	$6,613	$20,564	$16,592

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Nightclubs	$35,253	$32,575	$105,914	$91,824
Bombshells	7,120	4,611	18,550	13,281
Other	261	243	608	581
	$42,634	$37,429	$125,072	$105,686

Income (loss) from operations
Nightclubs	$12,584	$10,579	$37,835	$30,293
Bombshells	1,391	692	3,247	2,131
Other	(328)	(130)	(547)	(693)
General corporate	(4,155)	(3,258)	(13,672)	(10,028)
	$9,492	$7,883	$26,863	$21,703

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended June 30, 2018					For the Three Months Ended June 30, 2017
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income from operations (loss)	$12,584	$1,391	$(328)	$(4,155)	$9,492	$10,579	$692	$(130)	$(3,258)	$7,883
Amortization of intangibles	-	-	-	65	65	-	-	-	64	64
Settlement of lawsuits	474	-	-	-	474	222	-	-	-	222
Impairment of assets	-	-	-	-	-	1,411	-	-	-	1,411
Loss (gain) on sale of assets	(89)	-	63	(8)	(34)	(723)	-	-	(12)	(735)
Gain on insurance	-	-	-	-	-	-	-	-	-	-
Gain on settlement of patron tax	-	-	-	-	-	-	-	-	-	-
Non-GAAP operating income (loss)	$12,969	$1,391	$(265)	$(4,098)	$9,997	$11,489	$692	$(130)	$(3,206)	$8,845

GAAP operating margin	35.7%	19.5%	-125.7%	-9.7%	22.3%	32.5%	15.0%	-53.5%	-8.7%	21.1%
Non-GAAP operating margin	36.8%	19.5%	-101.5%	-9.6%	23.4%	35.3%	15.0%	-53.5%	-8.6%	23.6%

	For the Nine Months Ended June 30, 2018					For the Nine Months Ended June 30, 2017
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income from operations (loss)	$37,835	$3,247	$(547)	$(13,672)	$26,863	$30,293	$2,131	$(693)	$(10,028)	$21,703
Amortization of intangibles	-	-	-	161	161	-	-	-	150	150
Settlement of lawsuits	1,074	200	-	-	1,274	303	-	-	-	303
Impairment of assets	-	-	-	1,550	1,550	1,411	-	-	-	1,411
Loss (gain) on sale of assets	(588)	-	63	555	30	(604)	20	89	(28)	(523)
Gain on insurance	-	-	-	(20)	(20)	-	-	-	-	-
Gain on settlement of patron tax	-	-	-	-	-	(102)	-	-	-	(102)
Non-GAAP operating income (loss)	$38,321	$3,447	$(484)	$(11,426)	$29,858	$31,301	$2,151	$(604)	$(9,906)	$22,942

GAAP operating margin	35.7%	17.5%	-90.0%	-10.9%	21.5%	33.0%	16.0%	-119.3%	-9.5%	20.5%
Non-GAAP operating margin	36.2%	18.6%	-79.6%	-9.1%	23.9%	34.1%	16.2%	-104.0%	-9.4%	21.7%

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